As filed with the U.S. Securities and Exchange Commission on November 14, 2024

Registration No. 333-280312

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YSX Tech. Co., Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401, 4 / F, Building 12, 1601 South Guangzhou Avenue, Haizhu District,

Guangzhou, Guangdong, PRC

(86) 020-29842002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd St, 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 48 Wall Street, Suite 1100 New York, NY 10005 212-530-2206	Jason T. Simon, Esq. Yangyang Jia, Esq. Greenberg Traurig, LLP 1750 Tysons Blvd., Suite 1000 McLean, VA 22102 703-749-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

YSX Tech. Co., Ltd is filing this Amendment No. 3 (this “Amendment No. 3”) to the Registration Statement on Form F-1 (Registration No. 333-280312), as an exhibit-only filing solely to file Exhibit 23.1, as indicated in the Exhibit Index contained in Part II of the Registration Statement. Accordingly, this Amendment No. 3 consists only of the front facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, and the exhibit being filed with this Amendment No. 3. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Purchaser	Securities	Number of Securities	Consideration
Jeffre Xiao XJ Holding Limited	Class A Ordinary Shares	11,850,077	$1,185.0077
	Class B Ordinary Shares	810,659	$81.0659
Xi Zeng ZX Holding Limited	Class A Ordinary Shares	1,014,376	$101.4376
Yi Zhuo Tan TYZ Holding Limited	Class A Ordinary Shares	540,716	$54.0716
Luis Wang WWP Holding Limited	Class A Ordinary Shares	633,930	$63.3930
Xu Yi Yang YXY Holding Limited	Class A Ordinary Shares	473,132	$47.3132
Jun Ying Feng FJY Holding Limited	Class A Ordinary Shares	212,388	$21.2388
Saven Wang WW Holding Limited	Class A Ordinary Shares	875,644	$87.5644
Joe LU LY Holding Limited	Class A Ordinary Shares	875,644	$87.5644
Ge Ran Xiao XGR Holding Limited	Class A Ordinary Shares	875,644	$87.5644
Xing Hai Dong DXH Holding Limited	Class A Ordinary Shares	71,148	$7.1148
Hong Ling LH Holding Limited	Class A Ordinary Shares	71,148	$7.1148
Rui Zhang ZR Holding Limited	Class A Ordinary Shares	71,148	$7.1148
Jianli Cao CJL Holding Limited	Class A Ordinary Shares	328,042	$32.8042
Wen Feng Wu WWF Holding Limited	Class A Ordinary Shares	158,488	$15.8488
Zhong Jie Wen WZJ Holding Limited	Class A Ordinary Shares	355,146	$35.5146
Guan Lin LI LGL Holding Limited	Class A Ordinary Shares	88,858	$8.8858
Lei Jia JL Holding Limited	Class A Ordinary Shares	347,754	$34.754
Ruo Mei Wu WRM Holding Limited	Class A Ordinary Shares	990,000	$99.0000
Wei Qiang Zheng ZWQ Holding Limited	Class A Ordinary Shares	566,772	$56.6772
	Class B Ordinary Shares	366,666	$36.6666
Mikimuimui Chen CMQ Holding Limited		422,620	$422,620

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, People’s Republic of China, on November 14, 2024.

YSX Tech. Co., Ltd

By:	/s/ Jie Xiao
Jie Xiao Chief Executive Officer, Director,
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jie Xiao	Chief Executive Officer, Director	November 14, 2024
Name: Jie Xiao	(Principal Executive Officer)

/s/ Geran Xiao	Chief Financial Officer	November 14, 2024
Name: Geran Xiao	(Principal Accounting and Financial Officer)

/s/ Weiqiang Zheng	Director	November 14, 2024
Name: Weiqiang Zheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of YSX Tech. Co., Ltd, has signed this registration statement or amendment thereto in New York, NY on November 14, 2024.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1**	Form of Underwriting Agreement

3.1**	Memorandum and Articles of Association

4.1**	Specimen Certificate for Class A Ordinary Shares

5.1**	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered

8.1**	Opinion of Beijing Jingsh Law Firm Shenzhen Office regarding certain PRC tax matters (included in Exhibit 99.7)

8.2**	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1**	Form of Employment Agreement by and between executive officers and the Registrant

10.2**	Form of Indemnification Agreement with the Registrant’s directors and officers

10.3**	Exclusive Business Cooperation and Service Agreement between WFOE and Xinjiang YSX, dated December 31, 2022

10.4**	Equity Interest Pledge Agreements among WFOE, Xinjiang YSX, and each shareholder of Xinjiang YSX, dated December 31, 2022

10.5**	Share Disposal and Exclusive Option to Purchase Agreements among WFOE, Xinjiang YSX, and each shareholder of Xinjiang YSX, dated December 31, 2022

10.6**	Proxy Agreements among WFOE, Xinjiang YSX, and each shareholder of Xinjiang YSX, dated December 31, 2022

10.7**	Spousal Consent by Ms. Kongli Yin, dated December 31, 2022

10.8**	Exclusive Business Cooperation and Service Agreement between WFOE and Xihang, dated December 31, 2022

10.9**	Equity Interest Pledge Agreements among WFOE, Xihang, and each shareholder of Xinjiang YSX, dated December 31, 2022

10.10**	Share Disposal and Exclusive Option to Purchase Agreements among WFOE, Xihang, and each shareholder of Xihang YSX, dated December 31, 2022

10.11**	Proxy Agreements among WFOE, Xihang, and each shareholder of Xihang, dated December 31, 2022

21.1**	List of Significant Subsidiaries and Consolidated Affiliated Entity of the Registrant

23.1*	Consent of Simon & Edward, LLP

23.2**	Consent of Ogier (included in Exhibit 5.1)

23.3**	Consent of Beiing Jingsh Law Firm Shenzhen Office (included in Exhibit 99.7)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.3**	Consent of Haozhao Lin

99.4**	Consent of Xuanjun Yang

99.5**	Consent of Meng Cao

99.7**	Opinion of Beijing Jingsh Law Firm Shenzhen Office, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements

107**	Filing Fee Table

*	Filed herewith.

**	Previously filed.